                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                          Under 17 C.F.R. Sections 200.80(b)(4),
                                                            200.83 and 240.24B-2


                                  EXHIBIT 10.88


                         NON-EXCLUSIVE LICENSE AGREEMENT


THIS NON-EXCLUSIVE LICENSE AGREEMENT (the "Agreement") is entered into as of June 25, 2001 (the "Effective Date"), by and between EPIMMUNE INC., a corporation organized under the laws of the State of Delaware, having offices at 5820 Nancy Ridge Drive, San Diego, California 92121 ("Epimmune"), and PHARMEXA A/S, a company organized under the laws of Denmark, having offices at Kogle Alle 6, 2970 Horsholm, Denmark ("Pharmexa"). Epimmune and Pharmexa may each be referred to herein individually as a "Party" and collectively as the "Parties."

        WHEREAS, Epimmune has developed and owns the PADRE(R)(as defined below) technology; and

        WHEREAS, Pharmexa wishes to obtain, and Epimmune is willing to grant, a non-exclusive license under the Licensed Technology (as defined below) to make, have made, sell, have sold and import Products (defined below), on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the Parties hereby agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

        1.1 "AFFILIATE" shall mean any corporation or other entity which controls, is controlled by, or is under common control with, another corporation or entity. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting securities or other ownership interest of the other corporation or entity.

        1.1 "AUTOVAC(TM)" shall mean Pharmexa's therapeutic vaccine technology for inducing a controlled therapeutic immune response against self-antigens that cause or are associated with disease by introducing a modified antigen consisting of a foreign epitope inserted into such a self-antigen.

        1.3 "AUTOVAC(TM) MOLECULE" shall mean any molecule created, identified or developed using AutoVac(TM) directed to any Target Antigen.

        1.4 "CONFIDENTIAL INFORMATION" shall mean any confidential or proprietary information of a Party or its Affiliate, including information related to the Licensed Technology,




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

and any other information relating to any compound, research project, work in process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to such Party or its Affiliate, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form, including, without limitation, trade secrets, processes, formulae, data and know-how, improvements, inventions, techniques, biological materials, marketing plans, strategies, forecasts and customer and contact lists.

        1.5 "CONTROL" shall mean possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

        1.6 "FIELD" shall mean the prevention and/or treatment of diseases or disorders in humans.

        1.7 "FIRST COMMERCIAL SALE" shall mean the date of initial sale (or other transfer) by Pharmexa and/or its Sublicensees to a Third Party of a Product for compensation (or equivalent cash value for trades and any other such non-cash payments). The sale (or other transfer) of a Product by Pharmexa or its Sublicensees strictly for their laboratory research and development purposes, beta-testing and/or clinical testing shall not constitute a First Commercial Sale for the purposes of this Agreement, provided that Pharmexa or its Sublicensees receives no payment for such Product in excess of the fully burdened (i.e., direct and indirect) costs of producing and transporting such materials.

        1.8 "KNOW-HOW" shall mean all inventions, discoveries, materials, technology, trade secrets, data, processes, techniques, procedures, compositions, devices, methods, formulas, protocols and information, or other know-how, whether or not patentable, which are (i) Controlled by Epimmune as of the Effective Date or during the Term, (ii) not generally publicly known and
(iii) pertain to PADRE(R).

        1.9 "LICENSED TECHNOLOGY" shall mean, to the extent necessary or useful for research, development, manufacture, use, sale or import of Products in the Field, all Patent Rights and Know-How, including all PADRE(R) Improvements (defined in Section 5.1(b)).

        1.10 "NET SALES" shall mean the gross amounts invoiced for sales (or other transfers) of Products by Pharmexa and/or its Sublicensees to Third Parties, less deductions, charges and/or credits (which shall be itemized or otherwise reasonably identified as follows: (i) reasonable trade, cash and quantity discounts or rebates, if any, actually allowed or paid, (ii) credits or allowances actually given or made for rejection or return of previously sold products or for retroactive price reductions (including Medicaid, Medicare, government, commercial and similar types of rebates), (iii) taxes, duties or other governmental charges levied on or measured by the billing amount (excluding income and franchise taxes), as adjusted for rebates and refunds and,
(iv) charges actually incurred for freight and insurance directly related to the distribution of the Product in final form to Third Party customers (excluding amounts reimbursed by Third Party customers), and (v) reasonable credits or allowances actually given or made for wastage replacement (except where any such wastage arises out of the negligence or willful misconduct




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of Pharmexa and/or its Sublicensees). Other deductions, charges and/or credits customary in the trade may be allowed upon mutual written agreement between the Parties.

        1.11 "PADRE(R)" shall mean a peptide capable of binding antigen binding sites on major histocompatibility complex (MHC) molecules encoded by substantially all alleles of a DR locus, including, without limitation, a composition comprising a peptide recited in the claims of United States Patent Application Serial No. 08/121,101 filed September 14, 1993 and any patent applications, U.S., international and foreign, that derive priority from such patent application, such as continuing applications (including, without limitation, any continuations, continuations-in-part or divisionals thereof) and any patents issuing therefrom. Such peptides are also referred to as pan DR binding peptides and include, without limitation, AKXVAAWTLKAAA (using the single letter designation for amino acids), wherein X is cyclohexylalanine or phenylalanine, and other peptides claimed and/or disclosed in the patent applications described in this Section 1.11.

        1.12 "PATENT RIGHTS" shall mean all patents and patent applications, including provisional applications, and all patents issuing thereon (including utility, model and design patents and certificates of invention), together with all reissue patents, patents of addition, divisions, renewals, continuations, continuations-in-part, continued prosecution applications, requests for continued examination, substitutions, additions, extensions or restorations (by existing or future extension or restoration mechanisms, including, without limitation, supplemental protection certificates), registrations, confirmations, reexaminations and foreign counterparts of any of the foregoing, which are (i) Controlled by Epimmune as of the Effective Date or during the Term, and (ii) pertain to PADRE(R), including, without limitation, the patents and patent applications listed on Appendix I.

        1.13 "PHASE I CLINICAL TRIALS" shall mean that portion of the clinical development program with respect to a pharmaceutical product which generally provides for the introduction into humans of the product with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of the product.

        1.14 "PRODUCT" shall mean any product that contains, is comprised of or uses PADRE(R) in combination or association with any AutoVac(TM) Molecule.

        1.15 "SUBLICENSEE" shall mean any Affiliate of Pharmexa or any Third Party to which Pharmexa has granted a sublicense pursuant to Section 2.2.

        1.16   "TARGET ANTIGEN" shall mean any ***.

        1.17 "THIRD PARTY" shall mean any entity other than Epimmune or Pharmexa or an Affiliate of Epimmune or Pharmexa.


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                                    ARTICLE 2
                                GRANT OF LICENSE

        2.1 GRANT. Subject to the terms and conditions of this Agreement, Epimmune hereby grants to Pharmexa a non-exclusive, non-transferable (except in accordance with Section 8.1), worldwide, royalty-bearing license, with the right to grant sublicenses in accordance with Section 2.2, under the Licensed Technology to make, have made, sell, have sold and import Products in the Field during the Term. For avoidance of doubt, Pharmexa shall only have the right under the license granted pursuant to this Section 2.1 to use PADRE(R) as part of a Product.

        2.2 SUBLICENSING RIGHTS.

            (a) Pharmexa shall have the right to grant sublicenses under the rights granted to it under Section 2.1 to its Affiliates or to any Third Party to which Pharmexa licenses rights to one or more Products, subject to the terms and conditions of this Agreement. Sublicensees may grant further sublicenses to such rights in accordance with the terms of this Agreement. A copy of any such sublicense shall be provided to Epimmune within fifteen (15) days of its execution.

            (b) Any sublicense granted by Pharmexa, or any Sublicensee, under this Agreement shall be subject and subordinate to, and consistent with, the terms and conditions of this Agreement. Pharmexa shall notify any Sublicensee of all rights and obligations of Pharmexa under this Agreement applicable to such Sublicensee, including, without limitation, Section 3.9 and Article 4. In the event of a material default by any Sublicensee under a sublicense agreement with Pharmexa, Pharmexa will inform Epimmune and take such action which in Pharmexa's reasonable business judgment will effectively address such default.

            (c) If this Agreement terminates for any reason, any Sublicensee shall automatically become a direct licensee of Epimmune with respect to the rights originally sublicensed to it by Pharmexa, provided such Sublicensee did not cause the termination of this Agreement and such Sublicensee agrees to comply with all of the terms of this Agreement and assume the responsibilities of Pharmexa hereunder, including, without limitation, the making of payments and reports directly to Epimmune and the remedying of any breach by Pharmexa of this Agreement, to the extent reasonably practicable.

        2.3 DISCLOSURE OF LICENSED TECHNOLOGY. As of the Effective Date, Epimmune shall have disclosed and transferred to Pharmexa all relevant information relating to the Licensed Technology in existence as of the Effective Date, and the practice thereof in accordance with the license granted under
Section 2.1. The parties acknowledge that Epimmune has transferred to Pharmexa prior to the Effective Date certain information relevant to the Licensed Technology in order for Pharmexa to carry out its due diligence under that certain Confidentiality Agreement between Epimmune and Pharmexa dated May 4, 2001. Epimmune shall inform Pharmexa in writing of all Padre(R) Improvements arising after the Effective Date.

        2.4 ***.


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                                    ARTICLE 3
                               PAYMENT OBLIGATIONS

        3.1 LICENSE FEE. In partial consideration for the license granted hereunder, Pharmexa agrees to pay to Epimmune a *** fee equal to *** to be paid as follows:

            (a) *** shall be due and payable on the Effective Date; and

            (b) *** shall be due and payable within fifteen (15) days after the Approval Date (as defined in Section 2.4).

        3.2 ROYALTIES. In partial consideration of the license granted hereunder, Pharmexa agrees to pay to Epimmune the following royalties:

            (a) for Products directed to *** of Net Sales;

            (b) for Products directed to ***:

                (i) *** of Net Sales for Net Sales less than *** in any calendar year during the Term;

                (ii) *** of Net Sales for Net Sales greater than or equal to *** but less than *** in any calendar year during the Term; and

                (iii) *** of Net Sales for Net Sales greater than *** in any calendar year during the Term.

        3.3 ROYALTY TERM. Pharmexa's obligations to pay royalties hereunder shall commence upon First Commercial Sale in a given country and continue on a Product-by-Product and country-by-country basis until, in each case, the later to occur of (a) the expiration of the last-to-expire Patent Right covering the manufacture, use or sale of such Product in the country in which it is sold, or
(b) the expiration of the period following the First Commercial Sale during which Pharmexa is entitled to receive royalties from any Sublicensee based on the sale (or other transfer) of any Product; provided, however, that if such royalties are reduced during such period described in this subsection (b), then the royalty rates to be paid by Pharmexa to Epimmune hereunder shall be reduced in proportion to such reduction; provided further, however, that in no event will the royalty rates to be paid by Pharmexa to Epimmune hereunder be reduced by more than *** of the original royalty rates set forth herein.

        3.4 SUBLICENSING FEE. In the event Pharmexa is a party to an agreement or arrangement with any Sublicensee (excluding any Affiliate of Pharmexa) involving research, development, manufacture or commercialization of any Product that includes the grant to such Sublicensee of a sublicense to any Product, Pharmexa agrees to pay to Epimmune a fee representing ***.


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

        3.5 CURRENCY. All payments to Epimmune due hereunder shall be paid in United States dollars. Royalty payments on sales of Products made in currencies other than United States dollars will be calculated using the appropriate foreign exchange rate for such currency quoted by the Chase Manhattan Bank New York's foreign exchange desk on the last business day of the quarter preceding the quarter in which payments are due to Epimmune.

        3.6 REPORTS; TIMING OF PAYMENTS. During the Term and for a period of two
(2) years thereafter, Pharmexa agrees to keep proper records and books of account in accordance with generally accepted accounting practices, showing the sales of Products by Pharmexa and its Sublicensees upon which the royalty payments are based, the license fees and milestone payments received by Pharmexa upon which the sublicensing fees are based, and all other information necessary for the accurate determination of payments to be made to Epimmune hereunder. Pharmexa agrees to deliver to Epimmune within *** following each *** during the Term a report showing the information on which the payments herein provided are calculated, along with any payment due thereby. All such reports made by Pharmexa to Epimmune shall be treated as Confidential Information subject to
Article 4. Except for the license fee under Section 3.1, all payments of royalties and fees due pursuant to this Agreement shall be made by Pharmexa to Epimmune *** within *** after the end of each *** during the Term.

        3.7 LATE PAYMENT. In the event that payment of the license fee under
Section 3.1 or royalty payment under Section 3.2 is not made when due, the payment shall accrue interest from the date due at the rate of ***; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit Epimmune from exercising any other rights it may have as a consequence of the lateness of such payment.

        3.8 WITHHOLDING TAXES. All amounts owing from Pharmexa to Epimmune under this Agreement are gross amounts. Actual payments to Epimmune shall be net of any withholding taxes, value-added taxes or other materially similar taxes, levies or charges with respect to such amounts, other than United States taxes, payable by Pharmexa or its sublicensees, or any taxes required to be withheld by Pharmexa or its sublicensees having a permanent establishment in any country or otherwise being subject to taxation by such country (except solely by reason of the license granted hereunder); provided, however that Epimmune reserves the right to contest such withholding. Pharmexa shall cooperate with Epimmune and shall assist Epimmune, at Epimmune's expense, in contesting any such withholding contested by Epimmune. Pharmexa shall promptly supply Epimmune with official documentation regarding determination and payment of any such taxes and take such other reasonable steps that may be necessary or appropriate to enable or assist Epimmune in making an appropriate claim for any refund or relief from any double taxation.


*** Confidential Treatment Requested




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        3.9 AUDIT RIGHTS. During the Term and for period of two (2) years thereafter, on thirty (30) days prior written notice, Epimmune shall have the right to have an independent certified public accountant, inspect the books and records of Pharmexa and its Affiliates, once per calendar year during usual business hours for the sole purpose of and only to the extent necessary to verify the completeness and accuracy of the records and payments made under this Agreement. Such examination with respect to any calendar year shall not take place later than two (2) years following the end of such calendar year. The accountant shall inform Epimmune only if there has been an underpayment or an overpayment, and if so, the amount thereof and whether the books and records have been kept in a manner consistent with good accounting practices. To the extent of any underpayment, Pharmexa shall promptly remit to Epimmune all amounts due to Epimmune, together with interest in accordance with Section 3.8. The expense of any such inspection shall be borne by Epimmune; provided, however, that, if the inspection discloses an error in excess of *** in favor of Pharmexa, then Pharmexa shall pay the full cost of such audit. In the event of any overpayment by Pharmexa, the amount overpaid shall be credited against future royalties owed to Epimmune by Pharmexa.


                                    ARTICLE 4
                                 CONFIDENTIALITY

        4.1 CONFIDENTIALITY. During the Term and for a period of five (5) years thereafter, Epimmune will maintain in confidence all Confidential Information disclosed by Pharmexa or its Affiliates hereunder, and Pharmexa will maintain and will cause its Sublicensees to maintain in confidence all Confidential Information disclosed by Epimmune or its Affiliates hereunder. Neither Party will use, disclose or grant use of such Confidential Information except as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, the disclosing Party will obtain prior agreement from its employees, agents, consultants and Sublicensees to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each Party will use at least the same standard of care as it uses to protect its own Confidential Information to ensure that such employees, agents, consultants and Sublicensees do not disclose or make any unauthorized use of such Confidential Information. Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

        4.2 EXCEPTIONS. The obligations of confidentiality contained in Section
4.1 will not apply to the extent that it can be established by the receiving Party by competent written proof that such Confidential Information:

            (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available to the public;

            (b) is known by the receiving Party at the time of receiving such information or is developed by receiving Party thereafter in the course of work entirely independent of and without reference to any Confidential Information disclosed by the disclosing Party, in each case, as evidenced by its records; or


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            (c) is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure, which Third Party is not under an obligation of confidentiality to the disclosing Party.

        4.3 AUTHORIZED DISCLOSURE. Each Party may disclose the Confidential Information of the other Party to the extent such disclosure (a) is the subject of a written permission to disclose provided by such other Party, or (b) is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation or complying with applicable governmental regulations, including, but not limited to the conduct by Pharmexa of any clinical trials or registration of any Product, provided that if such Party is required to make any such disclosure of such Confidential Information it will give reasonable advance notice to the other Party of such disclosure requirement with an opportunity to review and revise the proposed disclosure and, except to the extent inappropriate in the case of patent applications, will use reasonable efforts to secure confidential treatment of such information required to be disclosed.

        4.4 PRESS RELEASE. The Parties agree that a press release announcing the matters covered by this Agreement in substantially the form attached hereto as Appendix II will be issued, and either Party may publicize the existence and general subject matter of this Agreement consistent with such press release without the other Party's approval.


                                    ARTICLE 5
                          INTELLECTUAL PROPERTY RIGHTS

        5.1 OWNERSHIP OF INVENTIONS.

            (a) Inventorship of inventions shall be determined in accordance with the rules of inventorship under United States patent law.

            (b) Epimmune shall have sole ownership of all inventions, discoveries, developments and improvements made, conceived or reduced to practice in the course of activities conducted under this Agreement pertaining to PADRE(R) or its manufacture, use or sale, regardless of whether made solely by employees and agents of Epimmune, solely by employees or agents of Pharmexa or jointly by employees or agents of Epimmune and employees or agents of Pharmexa ("PADRE(R) Improvements"), and all patent applications, patents and other intellectual property rights directed to such PADRE(R) Improvements; provided, however that PADRE(R) Improvements do not include any inventions, discoveries, developments or improvements made, conceived or reduced to practice in the course of activities conducted under this Agreement that pertain to AutoVac(TM) or any AutoVac(TM) Molecule. Pharmexa hereby irrevocably assigns to Epimmune all right, title and interest in and to any such PADRE(R) Improvements and all patent applications, patents and all other intellectual property rights directed to such PADRE(R) Improvements. In the event that Pharmexa is legally unable to assign such rights to Epimmune, then Pharmexa agrees either to waive the enforcement of such rights against Epimmune and any sublicensees and assignees, or to grant Epimmune an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights.




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            (c) Except as provided in Section 5.1(b), ownership of all inventions, discoveries, developments and improvements conceived or reduced to practice in the course of activities conducted under this Agreement, and all patent applications, patents and other intellectual property rights directed to such inventions, discoveries, developments and improvements, shall be determined in accordance with inventorship (i.e., a Party shall solely own all such inventions, discoveries, developments and improvements made solely by its employees or agents, and the Parties shall jointly own all such inventions, discoveries, developments and improvements made jointly by their respective employees or agents).

        5.2 FILING, PROSECUTION AND MAINTENANCE OF PATENTS AND PATENT APPLICATIONS. Epimmune shall have the sole right to control the filing, prosecution and maintenance of, all patent applications and patents included in the Patent Rights and the PADRE(R) Improvements, at Epimmune's expense. Epimmune shall keep Pharmexa advised of the status of the actual and prospective patent filings included in the Patent Rights, including, without limitation, the filing of any patent application or grant of any patent. As between the Parties, the Party that owns any patent applications and patents arising in the course of activities conducted under this Agreement shall have the sole right, at its own expense, to control, and the other Party shall fully cooperate with such Party to facilitate, the filing, prosecution and maintenance of such patent applications and patents. With respect to joint patent applications or patents arising in the course of activities conducted under this Agreement, if any, the Parties will share equally the control of and expenses associated with the filing, prosecution and maintenance of such joint patent applications or patents, unless a party disclaims ownership of any such joint patent application or patent, in which case such party shall assign to the other party all its right, title and interest in and to any such joint patent application or patent, and such other party shall have the sole right to control, file, prosecute and maintain any such joint patent application or patent, in its sole discretion and at its sole expense.

        5.3 INFRINGEMENT ACTIONS.

            (a) Each Party agrees to notify the other promptly of any infringement of any Patent Rights in the Field of which it is or becomes aware.

            (b) Epimmune shall have the sole right, at its discretion, to prosecute any and all infringements of any Patent Rights, whether inside or outside the Field.

            (c) Pharmexa shall have the first right, in its sole discretion to control at its own expense the defense of all charges of infringement by any Third Party arising as a result of the manufacture, use or sale of any Product in the Field by Pharmexa or any of its Sublicensees. Epimmune shall have the right to be represented by counsel of its own selection, at its own expense, and shall cooperate fully in the defense of such suit and furnish to Pharmexa all evidence and assistance in its control. If Pharmexa declines to bring such action or proceeding, then Epimmune shall have the right, at its discretion, to control at its own expense the defense of such charges of infringement, and Pharmexa shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

            (d) The party controlling the suit under Section 5.3(c) may not settle the suit or otherwise consent to an adverse judgment in such suit, if such settlement or judgment would




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diminish the rights or interests of the non-controlling party, without the prior written consent of the non-controlling party, which consent shall not be unreasonably withheld or delayed.


                                    ARTICLE 6
                     REPRESENTATIONS; WARRANTIES; COVENANTS

        6.1 CORPORATE POWER. Each Party hereby represents and warrants that it is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation or formation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

        6.2 DUE AUTHORIZATION. Each Party hereby represents and warrants that it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

        6.3 BINDING AGREEMENT. Each Party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

        6.4 EXISTING RIGHTS. Epimmune represents and warrants that, as of the Effective Date, the Patent Rights are existing and, to the best of its knowledge, are not invalid or unenforceable, in whole or in part.

        6.5 RIGHT AND TITLE. Epimmune represents and warrants that, as of the Effective Date, to the best of its knowledge, it owns the sole right, title and interest in and to the Patent Rights.

        6.6 DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO ANY OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        6.7 GOVERNMENTAL APPROVALS; COMPLIANCE WITH APPLICABLE LAWS. Pharmexa shall be responsible for obtaining all necessary governmental approvals for the conduct of any research, development and commercialization of Products, including the conduct of any clinical trials, at Pharmexa's expense. Pharmexa shall conduct such activities in compliance with all applicable laws and regulations.

        6.8 INDEMNIFICATION.

            (a) Pharmexa hereby agrees to save, defend, indemnify and hold harmless Epimmune and its officers, directors, employees, consultants and agents from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys' fees ("Losses"), to which any of them may become subject as a result of any claim, demand, action or proceeding by any Third Party to the extent such Losses arise directly or




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indirectly out of (i) the manufacture, use or sale by Pharmexa or its
Sublicensees of Products, (ii) the conduct of any research and development, including, without limitation, clinical trials, conducted with respect to the Products, (iii) a breach by Pharmexa of any of its representations and warranties contained in this Article 6, (iv) any breach by Pharmexa of any of its obligations under this Agreement, (v) any Product, or (vi) the negligence or willful misconduct of Pharmexa or its Affiliates or Sublicensees in performance of this Agreement, except to the extent such Losses result from (a) the negligence or willful misconduct of Epimmune, (b) are covered by Epimmune's obligation to indemnify Pharmexa under Section 6.8(b)(i), or (c) a Third Party's claim that the Licensed Technology infringes the patent rights of such Third Party. In the event a party entitled to indemnification under this Section 6.8(a) seeks indemnification hereunder, it shall inform Pharmexa of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit Pharmexa to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of Pharmexa) in the defense of the claim.

            (b) Epimmune hereby agrees to save, defend, indemnify and hold harmless Pharmexa and its respective officers, directors, employees, consultants and agents from and against any and all Losses to which any of them may become subject as a result of any claim, demand, action or proceeding by any Third Party to the extent such Losses arise directly or indirectly out of (i) a breach by Epimmune of any of its representations and warranties contained in this
Article 6, (ii) any breach by Epimmune of any of its obligations under this Agreement, or (iii) the negligence or willful misconduct of Epimmune or its Affiliates in performance of this Agreement, except to the extent such Losses result from the negligence or willful misconduct of Pharmexa. In the event a Party entitled to indemnification under this Section 6.8(b) seeks indemnification hereunder, it shall inform Epimmune of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit Epimmune to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of Epimmune) in the defense of the claim.


                                    ARTICLE 7
                                TERM; TERMINATION

        7.1 TERM. This Agreement shall commence as of the Effective Date and, unless terminated earlier as provided herein, shall continue until the expiration of the Royalty Term set forth in Section 3.7 (the "Term").

        7.2 TERMINATION FOR CAUSE. Either Party may terminate this Agreement prior to the expiration of the Term: (i) if the other Party commits a breach of any of its obligations under this Agreement, which breach is not cured within *** after such Party provides such other Party with written notice thereof, such notice referring to the relevant provisions of this Agreement and identifying the activities alleged to be resulting in such breach, or (ii) immediately upon written notice if (x) the other Party becomes insolvent or makes an assignment for the benefit of


*** Confidential Treatment Requested




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

creditors, or (y) bankruptcy proceedings are instituted against such other Party or on such other Party's behalf. In addition, in the event bankruptcy proceedings are instituted against Epimmune or on Epimmune's behalf, then the Parties hereby acknowledge and agree that Pharmexa will have the right to make, have made, sell, have sold and import Products consistent with the terms of this Agreement for purposes of 11 U.S.C. Section 365(n).

        7.3 EFFECT OF TERMINATION. Upon termination of this Agreement, all rights under the Licensed Technology shall revert to Epimmune. Pharmexa and its Sublicensees shall have the right to sell their inventory of Products then on hand, subject to the obligations to pay Epimmune royalties on Net Sales of such Products pursuant to Section 3.2. Within thirty (30) days following the expiration or termination of this Agreement, each Party shall return to the other Party, or destroy, upon the written request of the other Party, any and all Confidential Information of the other Party in its possession. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. The provisions of Sections 3.6, 3.9, 6.6, 6.8 and 7.3 and Articles 1, 4, 5, and 8 shall survive termination or expiration of this Agreement.


                                    ARTICLE 8
                                  MISCELLANEOUS

        8.1 ASSIGNMENT. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that either Party may assign this Agreement and its rights and obligations hereunder without the other Party's consent (a) in connection with the transfer or sale of all or substantially all of the business of such Party to which this Agreement relates to a Third Party, whether by merger, sale of stock, sale of assets or otherwise, or (b) to any Affiliate. Notwithstanding the foregoing, any such assignment to an Affiliate shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

        8.2 FORCE MAJEURE. No Party shall be held liable or responsible to any other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than non-payment) when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, without limitation, fire, floods, earthquakes, natural disasters, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, power outages, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or any other Party to this Agreement.

        8.3 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced solely and exclusively in accordance with, the laws of the State of California, U.S.A., without regard to its choice of law provisions.

        8.4 LIMITATION OF LIABILITY EXCEPT FOR AMOUNTS PAYABLE UNDER ARTICLE 3 AND LIABILITY FOR BREACH OF ARTICLE 2 OR 4, EACH PARTY SHALL BE LIABLE TO THE OTHER ONLY FOR ACTUAL DAMAGES AND NOT FOR ANY SPECIAL, PUNITIVE, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

        8.5 WAIVER. Except as specifically provided for herein, the waiver from time to time by a Party of any right or failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same right or remedy or of any other of such Party's rights or remedies provided under this Agreement.

        8.6 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        8.7 INDEPENDENT CONTRACTORS. It is expressly agreed that Epimmune and Pharmexa shall be independent contractors and that the relationship among them shall not constitute a partnership, joint venture or agency of any kind. No Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on any other Party, without the prior written consent of such other Party.

        8.8 NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage paid, or delivered personally, by overnight delivery service or by facsimile, with confirmation of receipt, addressed as follows:

        IF TO EPIMMUNE:             EPIMMUNE INC.
                                    5820 Nancy Ridge Drive
                                    San Diego, CA  92121
                                    United States
                                    Attention:  President
                                    Facsimile:  (858) 860-2600

        IF TO PHARMEXA:             PHARMEXA A/S
                                    Kogle Alle 6
                                    Horsholm
                                    2970
                                    Denmark
                                    Attention:  President
                                    Facsimile:  +45 45 16 2500

        Any Party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.




                                       13
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        8.9 ENTIRE AGREEMENT; AMENDMENT. This Agreement (including the Exhibits attached hereto) sets forth all of the agreements and understandings between the Parties with respect to the subject matter hereof, and supersedes and terminates all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof. There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the Parties other than as set forth herein. Except as expressly set forth in this Agreement, no subsequent amendment, modification or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of Epimmune and Pharmexa.

        8.10 HEADINGS. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.

        8.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, by facsimile, or both, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





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                                       14
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        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

EPIMMUNE INC.                               PHARMEXA A/S


By:     /s/ Robert De Vaere                  By:    /s/ Birger Borregaard
   ----------------------------                 --------------------------------

Name:   Robert De Vaere                      Name:  Birger Borregaard
     --------------------------                   ------------------------------

Title:  VP, Finance & CFO                    Title: COO
      -------------------------                    -----------------------------